As filed with the Securities and Exchange Commission on April 26, 2007
-----------------------------------------------------------------------

                              FILE NO. 333-123847


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                                   ILLINOIS
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                   36-2554642
                     (I.R.S. Employer Identification Number)


                               3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                              JOCELYN LIU, ESQUIRE
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                              NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: The annuity contracts and market value adjustment interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/




                                Explanatory Note

Registrant is filing this post-effective amendment ("Amendment") to add a corrected Exhibit 24(b) to the registration statement. The Exhibit 24(b) replaces the Exhibit 24(b)filed in Post-Effective Amendment No. 3 to the registration statement on April 18, 2007 ("Post-Effective Amendment No. 3"). The prospectus describing the Contract filed in Post-Effective Amendment No. 3 is incorporated herein by reference. The Amendment is not intended to amend or delete any part of the registration statement, except as specifically noted herein.

                                       PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Part II is hereby amended to replace the Exhibit 24(b) filed in Post-Effective Amendment No. 3 with the following:

ITEM 16.  EXHIBITS.

(24) (b) Powers of Attorney for Michael B. Boyle, James W. Hohmann, George E. Ruebenson and Thomas J. Wilson, II filed herewith.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 25th day of April, 2006.

                         ALLSTATE LIFE INSURANCE COMPANY
                                (REGISTRANT) By:
                              /s/MICHAEL J. VELOTTA
                     ---------------------------------------
                               Michael J. Velotta
                        Senior Vice President, Secretary
                               and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 25th day of April, 2006.




/s/MICHAEL J. VELOTTA            Senior Vice President, Secretary,
---------------------            General Counsel and Director
Michael J. Velotta


*/DAVID A. BIRD                  Senior Vice President and Director
------------------
David A. Bird

*/MICHAEL B. BOYLE                Vice President and Director
------------------
Michael B. Boyle


*/DANNY L. HALE                  Director
-------------------
Danny L. Hale

*/JAMES E. HOHMANN               Director, President and Chief Executive Officer
------------------              (Principal Executive Officer)
James E. Hohmann



*/JOHN C. LOUNDS                 Senior Vice President and Director
-----------------
John C. Lounds


*/SAMUEL H. PILCH                Group Vice President and Controller
-----------------                (Principal Accounting Officer)
Samuel H. Pilch


*/JOHN C. PINTOZZI               Senior Vice President, Chief Financial
------------------               Officer and Director
John C. Pintozzi                 (Principal Financial Officer)

*/GEORGE E. RUEBENSON            Director
------------------
GEORGE E. RUEBENSON



*/ERIC A. SIMONSON               Senior Vice President, Chief Investment
------------------               Officer and Director
Eric A. Simonson


*/KEVIN R. SLAWIN                Senior Vice President and Director
------------------
Kevin R. Slawin


*/DOUGLAS B. WELCH               Senior Vice President and Director
------------------
Douglas B. Welch


*/THOMAS J. WILSON, II           Director and Chairman of the Board
------------------
Thomas J. Wilson, II


*/ By Michael J. Velotta, pursuant to Powers of Attorney previously filed or filed herewith.










                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.        Description

(24)(d) Powers of Attorney for Michael B. Boyle, James E. Hohmann, George E. Ruebenson and Thomas J. Wilson, II.